UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2004

GXS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-106143	35-2181508
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Edison Park Drive, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-340-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2004, GXS Corporation (the "Company") entered into an Employee Services Agreement ("the Agreement") with G International, Inc. ("G International"). The Company and G International are both indirect subsidiaries of Francisco Partners, L.P. ("Francisco Partners").

Francisco Partners has expressed its intent to effect a merger of G International and a subsidiary of the Company within the next six months. The Agreement provides that prior to the effectiveness of such merger certain executive officers of the Company will provide management services to G International and other personnel of the Company will provide support services with respect to the business and operations of G International.

The Agreement is effective until March 31, 2005, unless terminated earlier under the provisions of the Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GXS Corporation

November 3, 2004	By:	/s/ Bruce E. Hunter

Name: Bruce E. Hunter
Title: Senior Vice President, General Counsel and Secretary